As filed with the Securities and Exchange Commission on January 15, 2010

Registration No. 333-157960

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PUGET SOUND ENERGY, INC.

(Exact name of registrant as specified in its charter)

Washington	91-0374630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10885 N.E. 4th Street, Suite 1200

Bellevue, Washington 98004

(425) 454-6363

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer L. O’Connor

Senior Vice President, General Counsel,

Chief Ethics & Compliance Officer and Corporate Secretary

Puget Sound Energy, Inc.

10885 N.E. 4th Street, Suite 1200

Bellevue, Washington 98004

(425) 454-6363

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Bor

Andrew B. Moore

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8000

From time to time after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (1)(3)	Amount of registration fee (3)
Senior Notes			$800,000,000	$57,040(4)

(1)	There are being registered hereunder an indeterminate principal amount of senior notes as will have an aggregate initial offering price not to exceed $800,000,000. If any senior notes are issued at an original issue discount, then the offering price of such senior notes shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $800,000,000, less the aggregate dollar amount of all securities previously issued hereunder.
(2)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.
(3)	The proposed maximum aggregate offering price has been estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act and is exclusive of accrued interest or distributions, if any. Pursuant to Rule 457(o), the registration fee is calculated on the maximum aggregate offering price of the securities listed, and the table does not specify information about the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Commission File No. 333-157960) (the “Registration Statement”) of Puget Sound Energy, Inc. (the “Registrant”) is being filed because the Registrant expects that it will no longer be a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act) when it files its Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Accordingly, the Registrant is filing this Post-Effective Amendment No. 2 for the purpose of amending the Registration Statement to convert it from a Form S-3ASR (automatic shelf registration statement) to a Form S-3 (non-automatic shelf registration statement).

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JANUARY 15, 2010

PROSPECTUS

Puget Sound Energy, Inc.

$800,000,000

SENIOR NOTES

Puget Sound Energy, Inc. may offer, on one or more occasions, secured senior notes. For each type of security, the amount, price and terms will be determined at or prior to the time of sale. The aggregate public offering price of securities being offered will not exceed $800,000,000.

Each time we offer any of these securities, we will set forth the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplement or supplements also will set forth the names of any underwriters, dealers or agents involved in the offering of the securities, the compensation of these parties and any other special terms of the offering and sale. You should read carefully this prospectus and the accompanying prospectus supplement or supplements before you invest.

This prospectus may not be used to consummate sales of any of these securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or “SEC”, using a shelf registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about Puget Sound Energy, Inc. or the securities described in this prospectus, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Puget Sound Energy,” “we,” “us” and “our” are to Puget Sound Energy, Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus, in any prospectus supplement and in the documents incorporated by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative of those terms or comparable terminology. Forward-looking statements provide our current expectations or forecasts of future events.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as the “Risk Factors” in any prospectus supplement accompanying this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

In connection with this offering, we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933. As permitted by SEC rules, this prospectus omits certain information included in the registration statement. For a more complete understanding of the securities we may offer, you should refer to the registration statement, including its exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file separately with it, which means we may disclose important information by referring you to those other documents. The information we incorporate by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have filed previously with the SEC. In addition, all documents filed by us pursuant to the Securities Exchange Act of 1934 (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information “furnished” to the SEC) after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the Registration Statement shall be deemed to be incorporated by reference into the prospectus. These documents contain important information about us and our finances.

SEC Filings (File No. 1-4393)	Period/Date
— Annual Report on Form 10-K	Year ended December 31, 2008

— Quarterly Reports on Form 10-Q	Quarters ended March 31, 2009, June 30, 2009 and September 30, 2009

— Current Reports on Form 8-K	Filed January 2, 2009, January 21, 2009, February 12, 2009, April 3, 2009, September 11, 2009, October 30, 2009 and January 13, 2010

The documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information “furnished” to the SEC) after the date of this prospectus and prior to the termination of all offerings made pursuant to this prospectus are also incorporated by reference into this prospectus.

Security holders can obtain any document incorporated by reference in this prospectus from us without charge (excluding any exhibits to those documents, except that if we have specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge) by requesting it in writing or by telephone from us at:

Investor Relations

Puget Sound Energy, Inc.

P.O. Box 97034

Bellevue, Washington 98009-9734

(425) 454-6363

PUGET SOUND ENERGY, INC.

Puget Sound Energy, Inc. is the largest electric and gas utility headquartered in Washington State, serving a territory covering approximately 6,000 square miles, principally in the Puget Sound region of the state of Washington. At December 31, 2009, we had approximately 1,075,420 electric customers, consisting of 949,889 residential, 118,422 commercial, 3,679 industrial and 3,430 other customers. At December 31, 2009, we had approximately 748,853 natural gas customers, consisting of 691,850 residential, 54,320 commercial, 2,533 industrial and 150 transportation customers.

Our executive office is located at 10885 N.E. 4th Street, Suite 1200, Bellevue, Washington 98004, and our mailing address is P.O. Box 97034, Bellevue, Washington, 98009-9734. Our telephone number is (425) 454-6363.

RISK FACTORS

The purchase of the securities offered by this prospectus involves various risks. In considering whether to purchase the securities offered by this prospectus, you should carefully consider all the information we have included or incorporated by reference in this prospectus and any prospectus supplement. In particular, you should carefully consider each of the risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that are incorporated by reference in this prospectus and those that may be included in the applicable prospectus supplement, together with all the other information included or incorporated by reference in this prospectus and any prospectus supplement.

USE OF PROCEEDS

As will be more specifically set forth in the applicable prospectus supplement, we will use the net proceeds from the sale of senior notes offered hereby for our general corporate purposes, including capital expenditures, working capital and repayment of debt. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described in the appropriate prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratios, earnings represent income from continuing operations before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges include all interest expense and the proportion deemed representative of the interest factor of rent expense.

	Twelve Months Ended September 30,	Years Ended December 31,
	2009	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	2.12x	1.98x	2.09x	2.25x	2.20x	2.07x

DESCRIPTION OF SECURITIES

Description of Senior Notes

Senior notes will be issued under a senior note indenture. Unless otherwise provided in the applicable prospectus supplement, the trustee under the senior note indenture will be U.S. Bank National Association. The senior note indenture is sometimes referred to in this prospectus as an “indenture.”

The following briefly summarizes the material provisions of the indenture and the senior notes. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. Copies of the indenture may also be obtained from Puget Sound Energy or the trustee.

The senior note indenture does not limit the aggregate principal amount of senior notes that we may issue. We may from time to time, without the consent of the existing holders of senior notes, issue additional senior notes. As of the date of this prospectus, we have approximately $2.9 billion in aggregate outstanding principal amount of senior notes under the senior note indenture.

The indenture provides that senior notes of Puget Sound Energy may be issued in one or more series, with different terms, as authorized on one or more occasions by Puget Sound Energy.

The applicable prospectus supplement relating to any series of senior notes will describe the following terms, where applicable:

•	the title of the senior notes;

•	the total principal amount of the senior notes;

•	the percentage of the principal amount at which the senior notes will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	the location where payments on the senior notes will be made;

•	the terms and conditions on which the senior notes may be redeemed at the option of Puget Sound Energy;

•

any obligation of Puget Sound Energy to redeem, purchase or repay the senior notes at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	any provisions for the discharge of Puget Sound Energy’s obligations relating to the senior notes by deposit of funds or United States government obligations;

•	whether the senior notes are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

•	any material provisions of the indenture described in this prospectus that do not apply to the senior notes;

•

any additional amounts with respect to the senior notes that Puget Sound Energy will pay to a non-United States person because of any tax, assessment or governmental charge withheld or deducted and, if so, any option of Puget Sound Energy to redeem the senior notes rather than pay these additional amounts;

•	any additional events of default; and

•	any other specific terms of the senior notes.

Federal income tax consequences and other special considerations applicable to any senior notes issued by Puget Sound Energy at a discount will be described in the applicable prospectus supplement.

Senior notes may be presented for exchange. Registered senior notes may be presented for registration of transfer at the offices of the trustee and, subject to the restrictions set forth in the senior notes and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or other governmental charges due in connection with the transfer, subject to any limitations contained in the indenture.

Distributions on the senior notes in registered form will be made at the office or agency of the trustee in its designated office. However, at the option of Puget Sound Energy, payment of any interest may be made by check or wire transfer. Payment of any interest due on senior notes in registered form will be made to the persons in whose names the senior notes are registered at the close of business on the record date for such interest payments. Payments made in any other manner will be specified in the applicable prospectus supplement.

Security; Release Date

Until the release date (as described in the next paragraph), the senior notes will be secured by one or more series of Puget Sound Energy’s first mortgage bonds from either or both of Puget Sound Energy’s current first mortgage indentures issued and delivered by Puget Sound Energy to the senior note trustee. Upon the issuance of a series of senior notes prior to the release date, Puget Sound Energy will simultaneously issue and deliver to the senior note trustee, as security for all senior notes, a series of first mortgage bonds that will have the same stated

maturity date and corresponding redemption provisions, and will be in the same total principal amount, as the series of the senior notes being issued. Any series of first mortgage bonds securing senior notes may, but need not, bear interest. Any payment by Puget Sound Energy to the senior note trustee of principal of, and interest and/or any premium on, a series of first mortgage bonds will be applied by the senior note trustee to satisfy Puget Sound Energy’s obligations with respect to principal of, and interest and/or any premium on, the corresponding senior notes.

The “release date” will be the date that all first mortgage bonds of Puget Sound Energy issued and outstanding under its electric utility mortgage indenture with U.S. Bank National Association and its gas utility mortgage indenture with The Bank of New York Mellon Trust Company, N.A. other than first mortgage bonds securing senior notes, have been retired (at, before or after their maturity) through payment, redemption or otherwise. On the release date, the senior note trustee will deliver to Puget Sound Energy, for cancellation, all first mortgage bonds securing senior notes. Not later than 30 days thereafter, the senior note trustee will provide notice to all holders of senior notes of the occurrence of the release date. As a result, on the release date, the first mortgage bonds securing senior notes will cease to secure the senior notes. The senior notes will then become, at Puget Sound Energy’s option, either:

•	unsecured general obligations of Puget Sound Energy; or

•	obligations secured by substitute first mortgage bonds issued under a substitute mortgage indenture other than Puget Sound Energy’s electric utility mortgage or gas utility mortgage.

A lien on certain property owned by Puget Sound Energy will secure each series of first mortgage bonds that secures senior notes. Upon the payment or cancellation of any outstanding senior notes, the senior note trustee will surrender to Puget Sound Energy for cancellation an equal principal amount of the related series of first mortgage bonds. Puget Sound Energy will not permit, at any time prior to the release date, the total principal amount of first mortgage bonds securing senior notes held by the senior note trustee to be less than the total principal amount of senior notes outstanding. Following the release date, Puget Sound Energy will cause the mortgages to be discharged and will not issue any additional first mortgage bonds under its electric utility mortgage or gas utility mortgage. While Puget Sound Energy will be precluded after the release date from issuing additional first mortgage bonds, it will not be precluded under the senior note indenture or senior notes from issuing or assuming other secured debt, or incurring liens on its property, except to the extent indicated below under “—Certain Covenants of Puget Sound Energy—Limitation on Liens.”

Events of Default

The following constitute events of default under senior notes of any series:

•	failure to pay principal of, and any premium on, any senior note of the series when due for five days;

•	failure to pay interest on any senior note of the series when due for 30 days;

•

failure to perform any other covenant or agreement of Puget Sound Energy in the senior notes of the series for 90 days after written notice to Puget Sound Energy by the senior note trustee or the holders of at least a majority in total principal amount of the outstanding senior notes;

•

prior to the release date, a default occurs under the gas utility mortgage and the gas utility mortgage trustee or the holders of at least a majority in total principal amount of the outstanding senior notes of the series give notice of the default to the senior note trustee;

•

prior to the release date, a default occurs under the electric utility mortgage and the electric utility mortgage trustee or the holders of at least a majority in total principal amount of the outstanding senior notes of the series give notice of the default to the senior note trustee;

•

if any substituted mortgage bonds are outstanding, a default occurs under the substitute mortgage and the trustee under the substitute mortgage or the holders of at least a majority in total principal amount of the outstanding senior notes of the series give notice of the default to the senior note trustee; and

•	events of bankruptcy, insolvency or reorganization of Puget Sound Energy specified in the senior note indenture.

If an event of default occurs and is continuing, either the senior note trustee or the holders of at least a majority in total principal amount of the outstanding senior notes of a series may declare the principal amount of all senior notes of the series to be due and payable immediately.

The senior note trustee generally will be under no obligation to exercise any of its rights or powers under the senior note indenture at the request or direction of any of the holders of senior notes of a series unless those holders have offered to the senior note trustee reasonable security or indemnity. Subject to the provisions for indemnity and certain other limitations contained in the senior note indenture, the holders of at least a majority in total principal amount of the outstanding senior notes of a series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior note trustee with respect to the series, or of exercising any trust or power conferred on the senior note trustee with respect to the series. The holders of at least a majority in principal amount of the outstanding senior notes of a series generally will have the right to waive any past default or event of default (other than a payment default) on behalf of all holders of senior notes of the series.

No holder of senior notes of a series may institute any action against Puget Sound Energy under the senior note indenture unless:

•	that holder gives to the senior note trustee advance written notice of default and its continuance;

•

the holders of not less than a majority in total principal amount of senior notes of the series then outstanding affected by that event of default request the senior note trustee to institute such action;

•	that holder has offered the senior note trustee reasonable indemnity; and

•	the senior note trustee shall not have instituted such action within 60 days of such request.

Furthermore, no holder of senior notes of a series will be entitled to institute any such action if and to the extent that the action would disturb or prejudice the rights of other holders of senior notes of the series.

Within 90 days after the occurrence of a default with respect to the senior notes of a series, the senior note trustee must give the holders of the senior notes of that series notice of the default if known to the senior note trustee, unless cured or waived. The senior note trustee may withhold the notice if it determines in good faith that it is in the interest of the holders to do so except in the case of default in the payment of principal of, and interest and/or any premium on, any senior notes of the series. Puget Sound Energy is required to deliver to the senior note trustee each year a certificate as to whether or not, to the knowledge of the officers signing the certificate, Puget Sound Energy is in compliance with the conditions and covenants under the senior note indenture.

Modification

Except as provided in the paragraph below, Puget Sound Energy and the senior note trustee cannot modify or amend the senior note indenture with respect to a series without the consent of the holders of at least a majority in principal amount of the outstanding affected senior notes. In addition, Puget Sound Energy and the senior note trustee cannot modify or amend the senior note indenture without the consent of the holder of each outstanding senior note of a series to:

•	change the maturity date of any senior note of the series;

•	reduce the rate (or change the method of calculation of the rate) or extend the time of payment of interest on any senior note of the series;

•	reduce the principal amount of, or premium payable on, any senior note of the series;

•	change the coin or currency of any payment of principal of, and interest and/or any premium on, any senior note of the series;

•

change the date on which any senior note of the series may be redeemed or repaid at the option of its holder or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any senior note of the series;

•

impair the interest of the senior note trustee in the first mortgage bonds securing the senior notes of the series held by it or, prior to the release date, reduce the principal amount of any series of first mortgage bonds securing the senior notes of the series to an amount less than the principal amount of the related series of senior notes or alter the payment provisions of the first mortgage bonds in a manner adverse to the holders of the senior notes; or

•	modify or reduce the percentage of holders of senior notes of the series necessary to modify or amend the senior note indenture or to waive any past default to less than a majority.

Puget Sound Energy and the senior note trustee can modify and amend the senior note indenture without the consent of the holders in certain cases, including:

•	to add to the covenants of Puget Sound Energy for the benefit of the holders or to surrender a right conferred on Puget Sound Energy in the senior note indenture;

•	to add further security for the senior notes of the series;

•	to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or

•	to make any other changes that are not prejudicial to the holders of senior notes of the series.

Defeasance and Discharge

The senior note indenture provides that Puget Sound Energy will be discharged from any and all obligations with respect to the senior notes of a series and the senior note indenture (except for obligations to register the transfer or exchange of senior notes, replace stolen, lost or mutilated senior notes and maintain paying agencies) if, among other things, Puget Sound Energy irrevocably deposits with the senior note trustee, in trust for the benefit of holders of senior notes of the series, money or certain United States government obligations, or any combination of money or government obligations, which through the payment of interest and principal on the deposits in accordance with their terms must provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the senior notes on the dates those payments are due in accordance with the terms of the senior note indenture and the senior notes of the series. Unless all the senior notes of the series are to be due within 90 days of the deposit by redemption or otherwise, Puget Sound Energy must also deliver to the senior note trustee an opinion of counsel to the effect that the holders of the senior notes of the series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the senior notes. Thereafter, the holders of senior notes must look only to the deposit for payment of the principal of, and interest and any premium on, the senior notes.

Consolidation, Merger and Sale or Disposition of Assets

Puget Sound Energy may consolidate with or merge into, or sell or otherwise dispose of its properties as or substantially as an entirety if:

•	the successor or transferee corporation is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

•

the new corporation assumes the due and punctual payment of the principal of, and premium and interest on, all the senior notes and the performance of every covenant of the senior note indenture to be performed or observed by Puget Sound Energy;

•

prior to the release date, the new corporation assumes Puget Sound Energy’s obligations under its electric utility mortgage and gas utility mortgage with respect to first mortgage bonds securing senior notes; and

•

after the release date and there are substitute first mortgage bonds outstanding, the new corporation assumes Puget Sound Energy’s obligations under the substitute first mortgage with respect to substitute first mortgage bonds securing senior notes.

The senior note indenture defines “all or substantially all” of the assets of Puget Sound Energy as being 50% or more of the total assets of Puget Sound Energy as shown on its balance sheet as of the end of the prior year. The senior note indenture specifically permits any sale, transfer or other disposition during a calendar year of less than 50% of total assets without the consent of the holders of the senior notes and without the assumption by the transferee of Puget Sound Energy’s obligations on the senior notes and covenants contained in the senior note indenture.

Certain Covenants of Puget Sound Energy

Limitation on Liens  Puget Sound Energy cannot issue any first mortgage bonds other than first mortgage bonds that secure senior notes. After the release date, Puget Sound Energy will be precluded from issuing additional first mortgage bonds under its electric utility mortgage and gas utility mortgage. Unless substitute first mortgage bonds are issued to secure senior notes, after the release date, Puget Sound Energy may not issue, assume, guarantee or permit to exist any debt that is secured by any mortgage, security interest, pledge or other lien of or upon any real property or other depreciable asset used in Puget Sound Energy’s electric and gas utility business without effectively securing the senior notes (together with, if Puget Sound Energy shall so determine, any other indebtedness of Puget Sound Energy ranking equally with the senior notes) equally and ratably with that debt. The foregoing restriction will not apply to:

•

liens on any property existing at the time of its acquisition (but excluding any extension of or addition to that property unless the terms of the mortgage as of the date of the acquisition of the property provide that the mortgage shall be secured by extensions or additions to the property);

•

liens to secure the payment of all or part of the purchase price of property or to secure any debt incurred prior to, at the time of or within 180 days after the acquisition of that property for the purpose of financing all or part of the purchase price of the property;

•	liens secured by property used in the generation of electricity;

•	liens existing as of the date of the senior note indenture;

•	permitted encumbrances similar to the permitted encumbrances under the electric utility mortgage;

•

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the bullet points above; provided, however, that the principal amount of debt secured thereby may not exceed the principal amount of debt (plus any premium or fee payable in connection with such extension, renewal or replacement) so secured at the time of such extension, renewal or replacement; and provided, further, that such lien must be limited to all or such part of the property which was subject to the mortgage so extended, renewed or replaced (plus improvements on such property);

•

liens in favor of the United States, any state thereof, any other country or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments under any contract or statute; or

•	liens securing industrial development, pollution control or similar revenue bonds.

Notwithstanding the foregoing restriction, Puget Sound Energy may create, assume or incur any lien not excepted above without equally and ratably securing the senior notes if the aggregate amount of all debt then outstanding and secured by that lien or any other lien not excepted above, together with all net sale proceeds from sale and leaseback transactions that are not described in “—Limitations on Sale and Leaseback Transactions” below, does not exceed 15% of Puget Sound Energy’s total consolidated capitalization as shown on its latest audited consolidated balance sheet.

Limitations on Sale and Lease Back Transactions  Unless substituted first mortgage bonds are issued to secure the senior notes, after the release date Puget Sound Energy may not sell or transfer any real property interest or other depreciable asset and take back a lease of that property unless:

•

the sale and leaseback transaction occurs within 180 days after the later of the date of acquisition of the property or the date of the completion of construction or commencement of full operations on the property; or

•

within 120 days after the sale and leaseback transaction, Puget Sound Energy applies or causes to be applied to the retirement of debt of Puget Sound Energy (other than debt which is subordinate in right of payment to senior notes) an amount not less than the net proceeds of the sale of the property.

Notwithstanding the foregoing restriction, Puget Sound Energy may effect any sale and leaseback transaction not excepted above if the net sale proceeds from the sale and leaseback transaction, together with the net sale proceeds from all other sale and leaseback transactions not excepted above and all debt then outstanding and secured by mortgages not described in any of the bullet points under “—Limitations on Liens,” do not exceed 15% of Puget Sound Energy’s total consolidated capitalization as shown on its latest audited consolidated balance sheet. Puget Sound Energy may also effect any sale and leaseback transaction involving a lease for a period, including renewals, of not more than 36 months.

Voting of First Mortgage Bonds Held by Senior Note Trustee

The senior note trustee, as the holder of first mortgage bonds securing senior notes, will attend any meeting of bondholders under Puget Sound Energy’s electric utility mortgage and gas utility mortgage or, at its option, will deliver its proxy in connection therewith as it relates to matters with respect to which it is entitled to vote or consent. The senior note trustee will vote all the electric utility bonds or gas utility bonds held by it, or will consent with respect thereto, as directed by holders of at least a majority in total principal amount of the outstanding senior notes; provided, however, that the senior note trustee is not required to vote the electric utility bonds or gas utility bonds of any particular issue in favor of, or give consent to, any action except upon notification by the senior note trustee to the holders of the related issue of senior notes of such proposal and consent thereto of the holders of at least a majority in principal amount of the outstanding senior notes of such issue.

Concerning the Senior Note Trustee

U.S. Bank National Association is both the senior note trustee under the senior note indenture and the mortgage trustee under the electric utility mortgage indenture. U.S. Bank National Association also serves as the issuing and paying agent for, and a dealer under, our commercial paper program, and is a lender under our credit facility.

The senior note trustee may resign at any time by giving written notice to Puget Sound Energy specifying the day on which the resignation is to take effect. The resignation will take effect immediately upon the later of the appointment of a successor senior note trustee and the day specified by the senior note trustee.

The senior note trustee may be removed at any time by a written instrument filed with the senior note trustee and signed by the holders of at least a majority in total principal amount of outstanding senior notes. In addition, if no event of default has occurred and is continuing, Puget Sound Energy may remove the senior note trustee upon notice to the holder of each senior note outstanding and the senior note trustee, and appointment of a successor senior note trustee.

Description of the First Mortgage Bonds

The first mortgage bonds securing the senior notes are to be issued under Puget Sound Energy’s electric utility mortgage indenture or its gas utility mortgage indenture, each as amended and supplemented by various supplemental indentures. U.S. Bank National Association will act as the electric utility mortgage trustee and The Bank of New York Mellon Trust Company, N.A. will act as the gas utility mortgage trustee.

The statements herein concerning these mortgage indentures are outlines and are not complete and are subject to, and qualified in their entirety by, all the provisions of the electric utility mortgage indenture and the gas utility mortgage indenture, which are exhibits to the registration statement of which this prospectus forms a part. They make use of defined terms and are qualified in their entirety by express reference to the mortgage indentures, copies of which are available upon request to the senior note trustee.

First mortgage bonds securing senior notes will be issued as security for Puget Sound Energy’s obligations under the senior note indenture and will be immediately delivered to and registered in the name of the senior note trustee. The first mortgage bonds securing senior notes will be issued as security for senior notes of a series and will secure the senior notes of that series until the release date. The senior note indenture provides that the senior note trustee shall not transfer any first mortgage bonds securing senior notes except to a successor trustee, to Puget Sound Energy (as provided in the senior note indenture) or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of Puget Sound Energy.

First mortgage bonds securing senior notes will correspond to the senior notes of their related series in respect of principal amount, interest rate, maturity date and redemption provisions. Upon payment of the principal or any premium or interest on senior notes of a series, the related first mortgage bonds in a principal amount equal to the principal amount of the senior notes will, to the extent of the payment of principal, premium or interest, be deemed fully paid and the obligation of Puget Sound Energy to make the payment shall be discharged.

The Electric Utility Mortgage Bonds

Priority and Security  The electric utility mortgage bonds securing senior notes of any series will rank equally as to security with bonds of other series now outstanding or issued later under the electric utility mortgage. This security is a direct first lien on Puget Sound Energy’s electric utility property and its electric franchises and permits, other than property expressly excluded from the lien. Property expressly excluded from the lien includes:

•	cash, securities, notes, accounts receivable and similar instruments;

•	conditional sales, appliance rental or lease agreements;

•	materials and supplies held for use in the ordinary course of business;

•	merchandise held for the purpose of sale, lease or distribution;

•	fuel (including fissionable material) and personal property consumable in operations;

•	timber, oil, gas and other minerals under or upon lands of Puget Sound Energy;

•	office furniture and equipment, automobiles and similar transportation equipment; and

•	nonutility property.

The lien of the electric utility mortgage is subject to excepted encumbrances (and certain other limitations) as defined and described in the electric utility mortgage indenture. It is also subject to the lien of the gas utility mortgage with respect to Puget Sound Energy’s gas utility property that was acquired in connection with the merger with Washington Energy Company on February 10, 1997. The electric utility mortgage indenture permits the acquisition of property subject to prior liens.

Dividend Restriction  So long as any of the electric utility mortgage bonds are outstanding, Puget Sound Energy shall not do either of the following, except out of net income available for dividends on its common stock, accumulated after December 31, 1957, plus the sum of $7,500,000:

•	declare or pay any dividends (other than dividends payable in Puget Sound Energy’s common stock) or make any other distribution on any shares of its common stock; or

•	purchase, redeem or otherwise retire for consideration any shares of stock.

Issuance of Electric Utility Mortgage Bonds and Withdrawal of Cash Deposited Against That Issuance  The principal amount of electric utility mortgage bonds that Puget Sound Energy may issue under the electric utility mortgage is not limited, provided that the issuance tests in the electric utility mortgage are satisfied. Electric utility mortgage bonds may be issued from time to time against one or more of the following:

•	60% of unfunded net property additions;

•	deposit of cash with the electric utility mortgage trustee; and

•	100% of unfunded electric utility mortgage bond credits.

The issuance of electric utility mortgage bonds is subject to net earnings available for interest being at least two times the annual interest requirements on all electric utility mortgage bonds and prior lien debt to be outstanding. Cash deposited is withdrawable against 60% of unfunded net additions and 100% of unfunded electric utility mortgage bond credits.

Depreciation Fund  Puget Sound Energy will pay cash or deliver electric utility mortgage bonds of any series to the electric utility mortgage trustee by May 31 of each year in an amount equal to the minimum provision for depreciation for the preceding year (i.e., an amount by which 15% of gross utility operating revenues of Puget Sound Energy, after deducting cost of electricity purchased, fuel costs, and rental and lease payments, exceeds maintenance, repairs and renewals). Cash held in the depreciation fund may be applied to the retirement of the electric utility mortgage bonds of certain of the Secured Medium-Term Notes, Series A and certain of the Secured Medium-Term Notes, Series B, at a price not exceeding the applicable regular redemption price thereof, or other electric utility mortgage bonds at a price not exceeding the applicable special redemption price thereof. In lieu of paying cash or delivering electric utility mortgage bonds, Puget Sound Energy has the option of satisfying this obligation through the use of unfunded property additions or unfunded electric utility mortgage bond credits. Cash and electric utility mortgage bonds held in the depreciation fund may also be withdrawn by using either unfunded property additions or unfunded electric utility mortgage bond credits.

Modification of Mortgage  The rights of the bondholders under the electric utility mortgage may be modified by Puget Sound Energy with the consent of the holders of at least 66 2/3% in total principal amount of the electric utility bonds and of not less than 66 2/ 3% of the total principal amount of each series affected. In general, however, no modification of the terms of payment of principal or interest and no modification affecting the lien or reducing the percentage required for modification is effective against any bondholder without the bondholder’s consent.

Concerning the Mortgage Trustee  U.S. Bank National Association is both the mortgage trustee under the electric utility mortgage indenture and the senior note trustee under the senior note indenture. U.S. Bank National Association also serves as the issuing and paying agent for, and a dealer under, our commercial paper program, and is a lender under our credit facility.

The holders of at least a majority in total principal amount of the electric utility mortgage bonds have the right to require the electric utility mortgage trustee to enforce the electric utility mortgage, but the electric utility mortgage trustee is entitled to receive reasonable indemnity and is not required to act under certain circumstances.

Defaults  The electric utility mortgage defines the following as “defaults”:

•	failure to pay principal and premium when due;

•	failure to pay interest for 30 days after becoming due;

•	failure to pay any installment of any sinking or other purchase fund for 60 days after becoming due;

•	an unstayed continuance for 90 days after an entry of an order for reorganization or an appointment of a trustee;

•	certain events in bankruptcy, insolvency or reorganization;

•	an unstayed continuance for 90 days after entry of a judgment in excess of $100,000; and

•	failure for 90 days after notice to observe other covenants or conditions.

The electric utility mortgage indenture does not contain a provision requiring any periodic evidence to be furnished as to the absence of default or as to compliance with the terms thereof.

Gas Utility Mortgage Bonds

Priority and Security  The gas utility mortgage bonds securing senior notes of any series will rank equally as to security with gas utility mortgage bonds of other series now outstanding or issued later under the gas utility mortgage indenture. This security is a direct first lien on all of Puget Sound Energy’s gas utility property, on its gas utility franchises and permits and on its gas purchase contracts (other than certain property expressly excluded from the lien). Property expressly excluded from the lien includes

•	cash, securities, notes, accounts receivable and similar instruments;

•	conditional sales, appliance rental or lease agreements;

•	equipment, materials, supplies and merchandise held by Puget Sound Energy for consumption in the ordinary course of business or acquired for sale, lease or distribution;

•	gas or liquid hydrocarbons in pipelines and in storage;

•	fuel and personal property consumable in operations;

•	oil, gas and other minerals and timber under or upon lands of Puget Sound Energy;

•	office furniture and equipment, automobiles and similar transportation equipment;

•	nonutility property; and

•	certain property of a successor corporation in a merger or consolidation.

All property owned by Puget Sound Energy immediately prior to its merger with Washington Energy Company on February 10, 1997 is excepted from the lien of the gas utility mortgage . All property acquired by Puget Sound Energy after the merger is also excepted from the lien, unless the property improves or replaces the gas utility property owned by Washington Energy Company at the time of the merger. This lien is subject to excepted encumbrances (and certain other limitations) as defined and described in the gas utility mortgage indenture. The mortgage indenture permits the acquisition of property subject to prior liens, but this property will not be considered as additional property under the gas utility mortgage until the prior lien is paid.

Dividend Restriction  If the aggregate amount of all the dividends, distributions and expenditures listed below made since September 30, 1994 would exceed the aggregate amount of the net income of Puget Sound Energy accumulated after September 30, 1994 plus the sum of $20,000,000, Puget Sound Energy shall not do any of the following so long as any of Puget Sound Energy’s Secured Medium-Term Notes, Series C, issued under the gas utility mortgage, are outstanding:

•	declare or pay any dividends (other than dividends payable in Puget Sound Energy’s common stock) or make any other distribution on any shares of its common stock; or

•

purchase, redeem or otherwise retire for consideration any shares of stock (other than in exchange for, or from the net cash proceeds of, other new shares of capital stock of Puget Sound Energy and other than any shares of any class of stock ranking as to dividends or assets prior to Puget Sound Energy’s common stock required to be purchased, redeemed or otherwise retired for any sinking fund or purchase fund for that class of stock).

Renewal Fund  Puget Sound Energy will pay cash and/or deliver gas utility mortgage bonds (taken at the principal amount thereof) to the gas utility mortgage trustee for deposit into a renewal fund on or before May 1 of each year in an amount equal to:

•	the greater of:

•

the aggregate amount of the minimum provision for depreciation (i.e., an amount computed at the rate of 2% per annum, or another rate as may be permitted or required by the Washington Utilities and Transportation Commission, of the book value of depreciable gas utility property subject to the lien of the gas utility mortgage and not to prior liens) from March 1, 1957 to the end of the next preceding calendar year; or

•	the aggregate amount of retirements for the same period;

in excess of:

•	the greater of:

•

the aggregate amount for the minimum provision for depreciation or retirements, whichever is greater, shown in the next preceding renewal fund certificate filed with the gas utility mortgage trustee pursuant to the requirements of Section 4.04 of the gas utility mortgage; or

•

the aggregate amount for the minimum provision for depreciation or retirements, whichever is greater, shown in the latest certificate of available net additions delivered to the gas utility mortgage trustee pursuant to Section 2.01 of the gas utility mortgage;

less the aggregate amount of gas utility mortgage bonds retired by sinking fund operations, not theretofore used as a credit on account of the renewal fund in previous renewal fund certificates. The renewal fund obligation may be satisfied in whole or in part by credits consisting of unfunded property additions and/or unfunded gas utility mortgage bonds credits.

Any cash deposited in the renewal fund, if and to the extent that Puget Sound Energy at the time does not have property additions available for use as a credit to satisfy the renewal fund obligation, may, upon the written order of Puget Sound Energy, be applied by the gas utility mortgage trustee to the redemption of gas utility mortgage bonds or, if not so applied pursuant to the provisions of the gas utility mortgage, to the retirement of gas utility mortgage bonds.

Issuance of Gas Bonds and Withdrawal of Cash Deposited Against Such Issuance  The principal amount of gas utility mortgage bonds issuable under the gas utility mortgage is not limited, provided that the issuance tests in the gas utility mortgage are satisfied. Gas utility mortgage bonds may be issued from time to time against one or more of the following:

•	60% of unfunded net property additions;

•	deposit of cash with the gas utility mortgage trustee; and

•	100% of unfunded gas utility mortgage bond credits.

With certain exceptions, the issuance of gas utility mortgage bonds is subject to net earnings available for interest being at least:

•	two times the annual interest requirements on all gas utility mortgage bonds and prior lien debt to be outstanding; and

•

so long as gas utility mortgage bonds issued prior to the date of this prospectus are outstanding, 1.75 times the annual interest requirements on all indebtedness of Puget Sound Energy to be outstanding immediately after such issuance.

Cash deposited is withdrawable against 60% of unfunded net property additions in the case of moneys on deposit with the gas utility mortgage trustee for the purpose described above, 100% of the amount of unfunded net additions in the case of any other trust moneys and 100% of unfunded gas utility mortgage bond credits.

Modification of Mortgage  The rights of the bondholders under the gas utility mortgage may be modified by Puget Sound Energy with the consent of the holders of at least 66 2/3% in total principal amount of the gas utility mortgage bonds and of not less than 66 2/3% of the total principal amount of each series affected. In general, however, no modification of the terms of payment of principal or interest and no modification affecting the lien or reducing the percentage required for modification is effective against any bondholder without the bondholder’s consent.

Concerning the Mortgage Trustee  The Bank of New York Mellon Trust Company, N.A. is both the gas utility mortgage trustee under the mortgage indenture and the unsecured debenture trustee under our unsecured debt indenture. An affiliate of The Bank of New York Mellon Trust Company, N.A. is a lender under our credit agreement.

The holders of at least a majority in total principal amount of the gas utility mortgage bonds have the right to require the gas utility mortgage trustee to enforce the gas utility mortgage, but the gas utility mortgage trustee is entitled to receive reasonable indemnity and is not required to act under certain circumstances.

Defaults  The gas utility mortgage defines the following as “defaults”:

•	failure to pay principal and premium when due;

•	failure to pay interest for 10 days after becoming due;

•	failure to pay any installment of any sinking or other purchase fund for 30 days after becoming due;

•	certain events in bankruptcy, insolvency or reorganization;

•

failure to pay money due under any indebtedness other than gas utility mortgage bonds in an amount of $500,000 or more or the failure to perform any other agreement evidencing the indebtedness if Puget Sound Energy’s failure causes any payments to become due prior to the due date;

•	a judgment against Puget Sound Energy in excess of $100,000 that continues unstayed and unsatisfied for a period of 90 days following entry of the judgment; and

•	failure for 30 days after notice to observe other covenants or conditions.

The gas utility mortgage indenture does not contain a provision requiring any periodic evidence to be furnished as to the absence of default or as to compliance with the terms thereof.

PLAN OF DISTRIBUTION

Puget Sound Energy may sell the senior notes:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods.

The prospectus supplement with respect to any senior notes will set forth the terms of the related offering, including:

•	the name or names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by them;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the senior notes and the proceeds to Puget Sound Energy from their sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents;

•	any delayed delivery arrangements; and

•	any securities exchange on which the senior notes may be listed.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, they will acquire the senior notes for their own account and may resell them on one or more occasions in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The senior notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the senior notes will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered senior notes if any are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the senior notes in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the senior notes sold for their account may be reclaimed by the syndicate if the senior notes are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the senior notes, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are utilized in the sale of senior notes, Puget Sound Energy will sell the senior notes to the dealers as principals. The dealers may then resell the senior notes to the public at varying prices to be determined by the dealers at the time of resale.

Direct Sales and Sales Through Agents

The senior notes may be sold directly by Puget Sound Energy or through agents designated by Puget Sound Energy from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

The senior notes may be sold directly by Puget Sound Energy to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of these sales will be described in the related prospectus supplement.

Delayed Delivery Contracts

If indicated in the prospectus supplement, Puget Sound Energy may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase senior notes from Puget Sound Energy at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

Agents, dealers and underwriters may be entitled under agreements with Puget Sound Energy to indemnification by Puget Sound Energy against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of liabilities under the Securities Act. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Puget Sound Energy and its affiliates in the ordinary course of business.

The senior notes may or may not be listed on a national securities exchange. You should read the applicable prospectus supplement for a discussion of this matter. We cannot assure you there will be a market for any of the senior notes.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (“WBCA”) authorize a court to award, or a corporation to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). Article 8 of Puget Sound Energy’s amended and restated articles of incorporation and Article VII of Puget Sound Energy’s amended and restated bylaws provide for indemnification of Puget Sound Energy’s directors and officers to the maximum extent permitted by Washington law, except for (i) acts or omissions of such person finally adjudged to be intentional misconduct or a knowing violation of law by the person, (ii) conduct finally adjudged to be in violation of Section 23B.08.310 of the WBCA, or (iii) any transaction with respect to which it was finally adjudged that the person received a benefit in money, property, or services to which such person was not legally entitled.

Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director’s personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 9 of Puget Sound Energy’s amended and restated articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to Puget Sound Energy and its shareholders.

Officers and directors of Puget Sound Energy are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged “wrongful acts,” including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

The underwriting agreements, which will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, may contain provisions whereby the underwriters agree to indemnify Puget Sound Energy, its directors and certain officers and other persons, and are incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL OPINIONS

Opinions as to the legality of certain of the senior notes will be rendered for Puget Sound Energy by Perkins Coie LLP, Seattle, Washington. Certain United States federal income taxation matters may be passed upon for Puget Sound Energy by either Perkins Coie LLP, tax counsel for Puget Sound Energy, or by special tax counsel to Puget Sound Energy, who will be named in the related prospectus supplement. Certain legal matters with respect to the senior notes will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Puget Sound Energy’s Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission fees		$57,040
Listing fees		*
Printing fees		*
Trustee fees (including counsel fees)		*
Legal fees and expenses		*
Blue Sky fees and expenses		*
Rating agency fees		*
Independent registered public accounting firm fees		*
Miscellaneous		*

Total	$	*

*	To be provided by amendment or as an exhibit to a filing with the SEC under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 15.	Indemnification of Directors and Officers.

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the “WBCA”) authorize a court to award, or a corporation to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Article 8 of Puget Sound Energy’s amended and restated articles of incorporation and Article VII of Puget Sound Energy’s amended and restated bylaws provide for indemnification of Puget Sound Energy’s directors and officers to the maximum extent permitted by Washington law, except for (i) acts or omissions of such person finally adjudged to be intentional misconduct or a knowing violation of law by the person, (ii) conduct finally adjudged to be in violation of Section 23B.08.310 of the WBCA, or (iii) any transaction with respect to which it was finally adjudged that the person received a benefit in money, property, or services to which such person was not legally entitled.

Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director’s personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 9 of Puget Sound Energy’s amended and restated articles of incorporation contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to Puget Sound Energy and its shareholders.

Officers and directors of Puget Sound Energy are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged “wrongful acts,” including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

The underwriting agreements, which will be filed or incorporated by reference as Exhibit 1.1 hereto, may contain provisions whereby the underwriters agree to indemnify Puget Sound Energy, its directors and certain officers and other persons, and are incorporated herein by reference.

Item 16.	Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement with respect to the senior notes.

4.1	Indenture between Puget Sound Energy, Inc. and U.S. Bank National Association (as successor to State Street Bank and Trust Company) defining the rights of the holders of Puget Sound Energy’s senior notes (incorporated herein by reference to Exhibit 4-a to Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File No. 1-4393).

4.2	First, Second, Third and Fourth Supplemental Indentures defining the rights of the holders of Puget Sound Energy’s senior notes (incorporated herein by reference to Exhibit 4-b to Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File No. 1-4393; Exhibit 4.26 to Puget Sound Energy’s Current Report on Form 8-K, dated March 4, 1999, Commission File No. 1-4393; Exhibit 4.1 to Puget Sound Energy’s Current Report on Form 8-K, dated November 2, 2000, Commission File No. 1-4393; and Exhibit 4.1 to Puget Sound Energy’s Current Report on Form 8-K, dated May 28, 2003, Commission File No. 1-4393).

4.3**	Fortieth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated September 1, 1954.

4.4**	Forty-First Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated December 1, 1954.

4.5**	Forty-Second Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated July 1, 1957.

4.6**	Forty-Third Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated May 1, 1958.

4.7**	Forty-Fourth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated November 1, 1959.

4.8**	Forty-Fifth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated April 1, 1960.

4.9**	Forty-Sixth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated November 10, 1960.

4.10**	Forty-Seventh Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated February 1, 1961.

4.11**	Forty-Eighth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated November 1, 1963.

4.12**	Forty-Ninth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated May 1, 1964.

4.13**	Fiftieth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated January 1, 1966.

4.14**	Fifty-First Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated June 1, 1967.

4.15**	Fifty-Second Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated February 1, 1969.

4.16**	Fifty-Third Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated July 1, 1970.

4.17**	Fifty-Fourth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated October 1, 1972.

4.18**	Fifty-Fifth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated March 1, 1974.

4.19**	Fifty-Sixth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated November 1, 1974.

4.20**	Fifty-Seventh Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated August 1, 1975.

4.21**	Fifty-Eighth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated October 1, 1976.

4.22**	Fifty-Ninth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated July 1, 1978.

4.23**	Sixtieth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated December 1, 1979.

4.24	Sixty-First through Eighty-Seventh Supplemental Indentures defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds (incorporated herein by reference to Exhibit (4)-j-1 to Registration No. 2-72061; Exhibit (4)-a to Registration No. 2-91516; Exhibit (4)-b to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4393; Exhibits (4)(a) and (4)(b) to Puget Sound Energy’s Current Report on Form 8-K, dated April 22, 1986, Commission File No. 1-4393; Exhibit (4)(b) to Puget Sound Energy’s Current Report on Form 8-K, dated September 5, 1986, Commission File No. 1-4393; Exhibit (4)-b to Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1986, Commission File No. 1-4393; Exhibit (4)-c to Registration No. 33-18506; Exhibit (4)-b to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 1989, Commission File No. 1-4393; Exhibit (4)-b to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 1990, Commission File No. 1-4393; Exhibits (4)-d and (4)-e to Registration No. 33-45916; Exhibit (4)-c to Registration No. 33-50788; Exhibit (4)-a to Registration No. 33-53056; Exhibit 4.3 to Registration No. 33-63278; Exhibit 4-c to Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File No. 1-4393; Exhibit 4.27 to Puget Sound Energy’s Current Report on Form 8-K, dated March 4, 1999, Commission File No. 1-4393; Exhibit 4.2 to Puget Sound Energy’s Current Report on Form 8-K, dated November 2, 2000, Commission File No. 1-4393; Exhibit 4.2 to Puget Sound Energy’s Current Report on Form 8-K, dated May 28, 2003, Commission File No. 1-4393; Exhibit 4.28 to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, Commission File No. 1-4393; Exhibit 4.1 to Puget Sound Energy’s Current Report on Form 8-K, dated May 23, 2005, Commission File No. 1-4393; Exhibit 4.30 to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Commission File No. 1-4393; Exhibit 4.4 to Post-Effective Amendment No. 2 to Puget Sound Energy’s Registration Statement on Form S-3, filed February 9, 2009, Registration No. 333-132497-01; Exhibit 4.1 to Puget Sound Energy’s Current Report on Form 8-K, dated September 13, 2006, Commission File No. 1-4393; Exhibit 4.1 to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, Commission File No. 1-4393; Exhibit 4.5 to Post-Effective Amendment No. 2 to Puget Sound Energy’s Registration Statement on Form S-3, filed February 9, 2009, Registration No. 333-132497-01; and Exhibit 4.1 to Puget Sound Energy’s Current Report on Form 8-K, dated September 8, 2009, Registration No. 1-4393).

Exhibit Number	Description

4.25**	Indenture of First Mortgage, dated as of April 1, 1957, defining the rights of the holders of Puget Sound Energy’s Gas Utility First Mortgage Bonds.

4.26**	First Supplemental Indenture to the Gas Utility First Mortgage, dated April 1, 1957.

4.27**	Sixth Supplemental Indenture to the Gas Utility First Mortgage, dated as of August 1, 1966.

4.28**	Seventh Supplemental Indenture to the Gas Utility First Mortgage, dated as of February 1, 1967.

4.29**	Sixteenth Supplemental Indenture to the Gas Utility First Mortgage, dated as of June 1, 1977.

4.30**	Seventeenth Supplemental Indenture to the Gas Utility First Mortgage, dated as of August 9, 1978.

4.31	Twenty-second Supplemental Indenture to the Gas Utility First Mortgage, dated as of July 15, 1986 (incorporated herein by reference to Exhibit 4-B.20 to Washington Natural Gas Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 1986, Commission File No. 0-951).

4.32	Twenty-seventh through Thirty-sixth Supplemental Indentures to the Gas Utility First Mortgage (incorporated herein by reference to Exhibit 4.12 to Post-Effective Amendment No. 2 to Puget Sound Energy’s Registration Statement on Form S-3, filed February 9, 2009, Registration No. 333-132497-01; Exhibit 4-A to Washington Natural Gas Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1993, Commission File No. 0-951; Exhibit 4-A to Washington Natural Gas Company’s Registration Statement on Form S-3, Registration No. 33-49599; Exhibit 4-A to Washington Natural Gas Company’s Registration Statement on Form S-3, Registration No. 33-61859; Exhibit 4.30 to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, Commission File No. 1-4393; Exhibits 4.22 and 4.23 to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Commission File No. 1-4393; Exhibits 4.22 and 4.23 to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, Commission File No. 1-4393; and Exhibit 4.14 to Post-Effective Amendment No. 2 to Puget Sound Energy’s Registration Statement on Form S-3, filed February 9, 2009, Registration No. 333-132497-01).

4.33	Unsecured Debt Indenture, dated as of May 18, 2001, between Puget Sound Energy, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One Trust Company, N.A.) defining the rights of the holders of Puget Sound Energy’s unsecured debentures (incorporated herein by reference to Exhibit 4.3 to Puget Sound Energy’s Current Report on Form 8-K, dated May 18, 2001, Commission File No. 1-4393).

4.34	Second Supplemental Indenture to the Unsecured Debt Indenture, dated June 1, 2007, between Puget Sound Energy and The Bank of New York Mellon Trust Company, N.A. defining the rights of Puget Sound Energy’s Series A Enhanced Junior Subordinated Notes due June 1, 2067 (incorporated herein by reference to Exhibit 4.1 to Puget Sound Energy’s Current Report on Form 8-K, dated May 30, 2007, Commission File No. 1-4393).

4.35	Form of Replacement Capital Covenant of Puget Sound Energy, Inc. (incorporated herein by reference to Exhibit 4.2 to Puget Sound Energy’s Current Report on Form 8-K, dated May 30, 2007, Commission File No. 1-4393).

Exhibit Number	Description

4.36	Pledge Agreement dated March 11, 2003 between Puget Sound Energy, Inc. and Wells Fargo Bank Northwest, National Association, as Trustee (incorporated herein by reference to Exhibit 4.24 to Post-Effective Amendment No. 1 to Puget Sound Energy’s Registration Statement on Form S-3, filed July 11, 2003, Registration No. 333-82940).

4.37	Loan Agreement dated as of March 1, 2003, between the City of Forsyth, Rosebud County, Montana and Puget Sound Energy, Inc. (incorporated herein by reference to Exhibit 4.25 to Post-Effective Amendment No. 1 to Puget Sound Energy’s Registration Statement on Form S-3, filed July 11, 2003, Registration No. 333-82490).

5.1**	Opinion of Perkins Coie LLP regarding the legality of the senior notes to be offered by Puget Sound Energy, Inc.

8.1*	Opinion of Perkins Coie LLP regarding tax matters.

12.1	Statement setting forth computations of ratio of earnings to fixed charges of Puget Sound Energy, Inc. for the years ended December 31, 2004, 2005, 2006, 2007 and 2008 and the twelve months ended September 30, 2009 (incorporated herein by reference to Exhibit 12.2 to Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, Commission File No. 1-4393).

23.1**	Consent of Perkins Coie LLP (contained in opinion referenced as Exhibit 5.1).

23.2***	Consent of PricewaterhouseCoopers LLP.

24.1***	Powers of attorney (contained on signature page).

25.1**	Statement of Eligibility on Form T-1 of U.S. Bank National Association regarding senior notes of Puget Sound Energy, Inc.

*	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities.
**	Previously filed.
***	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on January 15, 2010.

PUGET SOUND ENERGY, INC.

By:	/s/ Donald E. Gaines
Name:	Donald E. Gaines
Title:	Vice President, Finance and Treasurer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Stephen P. Reynolds, Eric M. Markell, James W. Eldredge, Donald E. Gaines and James D. Sant, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments, or any registration statements to be filed in connection with this registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on January 15, 2010.

Signature	Title

/s/ Stephen P. Reynolds	Director, President and Chief Executive Officer
Stephen P. Reynolds	(Principal Executive Officer)

/s/ Eric M. Markell	Executive Vice President and Chief Financial Officer
Eric M. Markell	(Principal Financial Officer)

/s/ James W. Eldredge	Vice President, Controller and Chief Accounting Officer
James W. Eldredge	(Principal Accounting Officer)

*	Director
William S. Ayer

*	Director
Graeme Bevans

*	Director
Andrew Chapman

*	Director
Alan W. James

Signature	Title

*	Director
Alan Kadic

*	Director
Christopher J. Leslie

*	Director
William R. McKenzie

*	Director
Herbert B. Simon

/s/ Chris Trumpy	Director
Chris Trumpy

/s/ Mark Wiseman	Director
Mark Wiseman

*	Director
Mark Wong

*	Pursuant to the power of attorney executed by the above-named officers and directors and included in the signature pages to the initial registration statement previously filed with the SEC.

By:	/s/ Donald E. Gaines
Donald E. Gaines Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement with respect to the senior notes.

4.1	Indenture between Puget Sound Energy, Inc. and U.S. Bank National Association (as successor to State Street Bank and Trust Company) defining the rights of the holders of Puget Sound Energy’s senior notes (incorporated herein by reference to Exhibit 4-a to Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File No. 1-4393).

4.2	First, Second, Third and Fourth Supplemental Indentures defining the rights of the holders of Puget Sound Energy’s senior notes (incorporated herein by reference to Exhibit 4-b to Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File No. 1-4393; Exhibit 4.26 to Puget Sound Energy’s Current Report on Form 8-K, dated March 4, 1999, Commission File No. 1-4393; Exhibit 4.1 to Puget Sound Energy’s Current Report on Form 8-K, dated November 2, 2000, Commission File No. 1-4393; and Exhibit 4.1 to Puget Sound Energy’s Current Report on Form 8-K, dated May 28, 2003, Commission File No. 1-4393).

4.3**	Fortieth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated September 1, 1954.

4.4**	Forty-First Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated December 1, 1954.

4.5**	Forty-Second Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated July 1, 1957.

4.6**	Forty-Third Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated May 1, 1958.

4.7**	Forty-Fourth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated November 1, 1959.

4.8**	Forty-Fifth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated April 1, 1960.

4.9**	Forty-Sixth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated November 10, 1960.

4.10**	Forty-Seventh Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated February 1, 1961.

4.11**	Forty-Eighth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated November 1, 1963.

4.12**	Forty-Ninth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated May 1, 1964.

4.13**	Fiftieth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated January 1, 1966.

4.14**	Fifty-First Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated June 1, 1967.

4.15**	Fifty-Second Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated February 1, 1969.

4.16**	Fifty-Third Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated July 1, 1970.

4.17**	Fifty-Fourth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated October 1, 1972.

4.18**	Fifty-Fifth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated March 1, 1974.

4.19**	Fifty-Sixth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated November 1, 1974.

4.20**	Fifty-Seventh Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated August 1, 1975.

4.21**	Fifty-Eighth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated October 1, 1976.

4.22**	Fifty-Ninth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated July 1, 1978.

4.23**	Sixtieth Supplemental Indenture defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds, dated December 1, 1979.

4.24	Sixty-First through Eighty-Seventh Supplemental Indentures defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds (incorporated herein by reference to Exhibit (4)-j-1 to Registration No. 2-72061; Exhibit (4)-a to Registration No. 2-91516; Exhibit (4)-b to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4393; Exhibits (4)(a) and (4)(b) to Puget Sound Energy’s Current Report on Form 8-K, dated April 22, 1986, Commission File No. 1-4393; Exhibit (4)(b) to Puget Sound Energy’s Current Report on Form 8-K, dated September 5, 1986, Commission File No. 1-4393; Exhibit (4)-b to Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1986, Commission File No. 1-4393; Exhibit (4)-c to Registration No. 33-18506; Exhibit (4)-b to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 1989, Commission File No. 1-4393; Exhibit (4)-b to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 1990, Commission File No. 1-4393; Exhibits (4)-d and (4)-e to Registration No. 33-45916; Exhibit (4)-c to Registration No. 33-50788; Exhibit (4)-a to Registration No. 33-53056; Exhibit 4.3 to Registration No. 33-63278; Exhibit 4-c to Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File No. 1-4393; Exhibit 4.27 to Puget Sound Energy’s Current Report on Form 8-K, dated March 4, 1999, Commission File No. 1-4393; Exhibit 4.2 to Puget Sound Energy’s Current Report on Form 8-K, dated November 2, 2000, Commission File No. 1-4393; Exhibit 4.2 to Puget Sound Energy’s Current Report on Form 8-K, dated May 28, 2003, Commission File No. 1-4393; Exhibit 4.28 to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, Commission File No. 1-4393; Exhibit 4.1 to Puget Sound Energy’s Current Report on Form 8-K, dated May 23, 2005, Commission File No. 1-4393; Exhibit 4.30 to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Commission File No. 1-4393; Exhibit 4.4 to Post-Effective Amendment No. 2 to Puget Sound Energy’s Registration Statement on Form S-3, filed February 9, 2009, Registration No. 333-132497-01; Exhibit 4.1 to Puget Sound Energy’s Current Report on Form 8-K, dated September 13, 2006, Commission File No. 1-4393; Exhibit 4.1 to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, Commission File No. 1-4393; Exhibit 4.5 to Post-Effective Amendment No. 2 to Puget Sound Energy’s Registration Statement on Form S-3, filed February 9, 2009, Registration No. 333-132497-01; and Exhibit 4.1 to Puget Sound Energy’s Current Report on Form 8-K, dated September 8, 2009, Registration No. 1-4393).

Exhibit Number	Description
4.25**	Indenture of First Mortgage, dated as of April 1, 1957, defining the rights of the holders of Puget Sound Energy’s Gas Utility First Mortgage Bonds.

4.26**	First Supplemental Indenture to the Gas Utility First Mortgage, dated April 1, 1957.

4.27**	Sixth Supplemental Indenture to the Gas Utility First Mortgage, dated as of August 1, 1966.

4.28**	Seventh Supplemental Indenture to the Gas Utility First Mortgage, dated as of February 1, 1967.

4.29**	Sixteenth Supplemental Indenture to the Gas Utility First Mortgage, dated as of June 1, 1977.

4.30**	Seventeenth Supplemental Indenture to the Gas Utility First Mortgage, dated as of August 9, 1978.

4.31	Twenty-second Supplemental Indenture to the Gas Utility First Mortgage, dated as of July 15, 1986 (incorporated herein by reference to Exhibit 4-B.20 to Washington Natural Gas Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 1986, Commission File No. 0-951).

4.32	Twenty-seventh through Thirty-sixth Supplemental Indentures to the Gas Utility First Mortgage (incorporated herein by reference to Exhibit 4.12 to Post-Effective Amendment No. 2 to Puget Sound Energy’s Registration Statement on Form S-3, filed February 9, 2009, Registration No. 333-132497-01; Exhibit 4-A to Washington Natural Gas Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1993, Commission File No. 0-951; Exhibit 4-A to Washington Natural Gas Company’s Registration Statement on Form S-3, Registration No. 33-49599; Exhibit 4-A to Washington Natural Gas Company’s Registration Statement on Form S-3, Registration No. 33-61859; Exhibit 4.30 to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, Commission File No. 1-4393; Exhibits 4.22 and 4.23 to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Commission File No. 1-4393; Exhibits 4.22 and 4.23 to Puget Sound Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, Commission File No. 1-4393; and Exhibit 4.14 to Post-Effective Amendment No. 2 to Puget Sound Energy’s Registration Statement on Form S-3, filed February 9, 2009, Registration No. 333-132497-01).

4.33	Unsecured Debt Indenture, dated as of May 18, 2001, between Puget Sound Energy, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One Trust Company, N.A.) defining the rights of the holders of Puget Sound Energy’s unsecured debentures (incorporated herein by reference to Exhibit 4.3 to Puget Sound Energy’s Current Report on Form 8-K, dated May 18, 2001, Commission File No. 1-4393).

4.34	Second Supplemental Indenture to the Unsecured Debt Indenture, dated June 1, 2007, between Puget Sound Energy and The Bank of New York Mellon Trust Company, N.A. defining the rights of Puget Sound Energy’s Series A Enhanced Junior Subordinated Notes due June 1, 2067 (incorporated herein by reference to Exhibit 4.1 to Puget Sound Energy’s Current Report on Form 8-K, dated May 30, 2007, Commission File No. 1-4393).

4.35	Form of Replacement Capital Covenant of Puget Sound Energy, Inc. (incorporated herein by reference to Exhibit 4.2 to Puget Sound Energy’s Current Report on Form 8-K, dated May 30, 2007, Commission File No. 1-4393).

Exhibit Number	Description
4.36	Pledge Agreement dated March 11, 2003 between Puget Sound Energy, Inc. and Wells Fargo Bank Northwest, National Association, as Trustee (incorporated herein by reference to Exhibit 4.24 to Post-Effective Amendment No. 1 to Puget Sound Energy’s Registration Statement on Form S-3, filed July 11, 2003, Registration No. 333-82940).

4.37	Loan Agreement dated as of March 1, 2003, between the City of Forsyth, Rosebud County, Montana and Puget Sound Energy, Inc. (incorporated herein by reference to Exhibit 4.25 to Post-Effective Amendment No. 1 to Puget Sound Energy’s Registration Statement on Form S-3, filed July 11, 2003, Registration No. 333-82490).

5.1**	Opinion of Perkins Coie LLP regarding the legality of the senior notes to be offered by Puget Sound Energy, Inc.

8.1*	Opinion of Perkins Coie LLP regarding tax matters.

12.1	Statement setting forth computations of ratio of earnings to fixed charges of Puget Sound Energy, Inc. for the years ended December 31, 2004, 2005, 2006, 2007 and 2008 and the twelve months ended September 30, 2009 (incorporated herein by reference to Exhibit 12.2 to Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, Commission File No. 1-4393).

23.1**	Consent of Perkins Coie LLP (contained in opinion referenced as Exhibit 5.1).

23.2***	Consent of PricewaterhouseCoopers LLP.

24.1***	Powers of attorney (contained on signature page).

25.1**	Statement of Eligibility on Form T-1 of U.S. Bank National Association regarding senior notes of Puget Sound Energy, Inc.

*	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities.
**	Previously filed.
***	Filed herewith.